UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2026

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N /A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	The Nasdaq Capital Market

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 6, 2026 (the “Closing Date”), Abeona Therapeutics Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Ellodi Pharmaceuticals, L.P., a Delaware limited partnership (“Ellodi”), pursuant to which Ellodi sold and assigned to the Company, and the Company purchased and assumed from Ellodi, substantially all assets related to the research, development, manufacture, and commercialization of Ellodi’s clinical-stage development candidate known as APT-1011 (the “Transaction”). APT-1011 is designed to treat eosinophilic esophagitis (EoE), a chronic, progressive inflammatory disease that can cause esophageal strictures, leading to a variety of symptoms including dysphagia and food impaction. APT-1011, which has been evaluated in a Phase 3 clinical trial in healthy volunteers, is an orally disintegrating tablet formulation containing fluticasone propionate as its active pharmaceutical ingredient.

Pursuant to the Asset Purchase Agreement, the Company issued to Ellodi $20 million in value of Company common stock, par value $0.01 per share (the “Common Stock”), which amounted to 4,494,383 shares (the “Upfront Shares”), based on the 20-trading-day volume weighted average price of the Company’s Common Stock ending on the trading day immediately before the Closing Date. No upfront cash consideration is being paid to Ellodi. In addition, the Company is obligated to pay Ellodi (i) payments of $30 million upon FDA approval of a New Drug Application for APT-1011 and up to $30 million upon the achievement of certain sales milestones, and (ii) certain royalty payments based on the net sales of APT-1011 with royalty percentage tiers ranging from low to mid teen percentages. The royalties will expire on a country-by-country basis on the later to occur of (a) the date of expiration of the last Valid Claim (as defined in the Asset Purchase Agreement) of any transferred patent right that covers such product in such country, (b) expiration of Regulatory Exclusivity for such product in such country, or (c) the seventh anniversary of the first commercial sale of such product in such country.

The issuance of the Upfront Shares has not been registered under Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Seller has represented that it is an “accredited investor” as defined in Rule 501 of Regulation D and is acquiring the Upfront Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

Also pursuant to the Asset Purchase Agreement, the Upfront Shares will be subject to a staggered lock-up, whereby Seller will not, directly or indirectly, sell, transfer, pledge, hedge, lend, short, encumber or otherwise dispose of any Upfront Shares, with one-third of such Upfront Shares released from the lock-up on each of the 6-month, 12-month and 18-month anniversaries of the Closing (each, a “Lockup Release Date”), provided that 337,079 of the Upfront Shares will not be subject to any lockup but shall remain subject to the securities laws.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Both Ellodi and the Company have agreed to indemnify the other party for losses arising from certain breaches of the Asset Purchase Agreement and other specified liabilities. The indemnification provisions are subject to certain limitations with respect to recovery for losses.

The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules that are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to Securities and Exchange Commission filings or may have been used for purposes of allocating risk among the parties to the Asset Purchase Agreement, rather than establishing matters of fact. In addition, information regarding the subject matter of the representations, warranties and covenants made in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement and do not purport to be accurate as of the date of this Current Report on Form 8-K.

In addition, on the Closing Date, the Company entered into a Registration Rights Agreement (the “Ellodi RRA”) with Ellodi pursuant to which, among other things, and subject to certain limitations set forth therein, Ellodi has customary demand registration rights and the Company is obligated to prepare and file a registration statement registering the offer and sale of all of the Upfront Shares. These registration rights are subject to certain conditions and limitations, including the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing summaries of the terms of the Asset Purchase Agreement and the Ellodi RRA are qualified in their entirety by reference to the full text of the Asset Purchase Agreement, a copy of which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2026, and the Ellodi RRA, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Company has determined that the Transaction does not constitute the acquisition of a business as defined in Rule 11-01(d) of Regulation S-X.

Private Placement

On November 6, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a group of investors (the “Purchasers”) providing for the private placement (the “Private Placement”) to the Purchasers of (i) 6,400,000 shares of Common Stock (the “Private Placement Shares”), and (ii) pre-funded warrants to purchase 1,600,043 shares of Common Stock (the “Pre-Funded Warrants”, and together with the Private Placement Shares, the “Private Placement Securities”), for an aggregate purchase price of approximately $30 million. Each Pre-Funded Warrant has an exercise price of $0.0001 per share of Common Stock. The closing of the Private Placement is expected to occur on November 10, 2026 (the “Private Placement Closing”).

The Pre-Funded Warrants may not be exercised if the aggregate number of shares of the Common Stock beneficially owned by the holder thereof would exceed 9.99% immediately after exercise thereof, which ownership cap may be increased by the holder up to 19.99% upon 61 days’ prior notice.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including funding the development of the Company’s product candidate pipeline and supporting commercialization efforts for ZEVASKYN®.

The securities issued to the Purchasers under the Securities Purchase Agreement were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers, including that each of the Purchasers is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act and are acquiring the Private Placement Securities solely for their own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

Morgan Stanley & Co. LLC served as the placement agent in connection with the Private Placement, and the Company has agreed to pay Morgan Stanley & Co. LLC a customary fee plus reimbursement for certain out-of-pocket expenses.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.

The Company and the Purchasers will enter into a Registration Rights Agreement immediately prior to the Closing (the “Private Placement RRA”), pursuant to which the Company will agree to prepare and file a registration statement with the Securities and Exchange Commission no later than the 15 days following the execution of the Private Placement RRA to register the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Pre-Funded Warrants, and the Private Placement RRA are qualified in their entirety by reference to the form of Securities Purchase Agreement, form of Pre-Funded Warrant, and form of Private Placement RRA, respectively, which are filed as Exhibits 10.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure

On November 9, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on November 9, 2026, the Company disseminated an investor presentation titled “APT-1011 Clinical Development History.” A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company expressly disclaims any obligation to update or revise any of the information contained in the investor presentation. The investor presentation is available on the Company’s website located at www.abeonatherapeutics.com, although the Company reserves the right to discontinue that availability at any time.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated November 6, 2026, between Abeona Therapeutics Inc. and Ellodi Pharmaceuticals, L.P.
4.2	Form of Pre-Funded Warrant to Purchase Common Stock
4.3	Form of Registration Rights Agreement, by and among Abeona Therapeutics Inc. and certain investors signatory thereto
10.1	Form of Securities Purchase Agreement, by and among Abeona Therapeutics Inc. and certain investors signatory thereto
99.1	Press Release dated November 9, 2026
99.2	Investor Presentation titled “APT-1011 Clinical Development History”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Joseph Vazzano
Name:	Joseph Vazzano
Title:	Chief Financial Officer

Date: November 9, 2026